August 18, 2010
Robert McCann
GulfStar Energy Corp
3410 Embassy Dr
West Palm Beach,
Florida. 33401

         RE:  Private Placement of Securities

Dear Mr. McCann:

         This letter confirms our agreement that Gulfstar Energy Corp, a Colorado corporation (collectively with its owned or controlled subsidiaries, the "Company") has engaged Maxim Group LLC (together with its affiliates and subsidiaries, the "Placement Agent") to act as the Company's exclusive Placement Agent in connection with the Company's proposed private placement (the "Offering") of equity, convertible, debt and/or equity linked securities (the "Securities") of the Company. The precise terms of the Securities and the gross proceeds of such Offering will be negotiated between the Placement Agent and the Company with one or more Investors (as defined below), it being understood that the gross proceeds of the Offering will be up to $15 million.

         Upon acceptance (indicated by your signature below), this letter agreement (the "Agreement") will confirm the terms of the engagement between the Placement Agent and the Company on the terms and conditions set forth herein.

1.       Appointment.

         (a) Subject to the terms and conditions of this Agreement, the Company hereby retains the Placement Agent, and the Placement Agent hereby agrees to act, as the Company's exclusive Placement Agent in connection with the Offering. As Placement Agent for the Offering, the Placement Agent will advise and assist the Company in identifying one or more investors that are "accredited" within the meaning of the U.S. federal securities laws ("Investors") to participate in the Offering. The Company acknowledges and agrees that the Placement Agent is only required to use its "commercially reasonable efforts" in connection with its activities hereunder and that this Agreement does not constitute a legal or binding commitment by the Placement Agent to purchase the Securities or introduce the Company to Investors, nor does this Agreement constitute a representation or warranty on the part of the Placement Agent that any Offering will be consummated. The Placement Agent will, in its sole discretion, determine the reasonableness of its efforts, and is under no obligation to perform at any level other than what it deems reasonable. The Company retains the right to determine all of the terms and conditions of the Offering and to accept or reject any proposals submitted to it by the Placement Agent in its sole and absolute discretion.

         (b) In furtherance of the Company's agreement that the Placement Agent's retention hereunder shall be exclusive, during the Term (as such term is hereinafter defined), neither the Company nor any of its officers, directors, employees, subsidiaries, affiliates, agents or representatives ("Representatives") will, directly or indirectly, solicit or otherwise encourage the submission of any proposal or offer ("Investment Proposal") from any person or entity relating to any issuance of the Company's or any of its subsidiaries' equity or equity-linked securities (including warrants and debt securities with any equity feature) or participate in any discussions regarding an Investment Proposal. The term "Investment Proposal" shall not include (i) any investment in the equity securities of any other entity, and (ii) any transaction or agreement with one or more persons, firms or entities designated as a "strategic partner" of the Company, as determined in good faith by the Board of Directors of the Company, provided that each such person, firm or entity is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to one or more persons or entities whose primary business is investing in securities. The Company will immediately cease all contacts, discussions and negotiations with third parties regarding any Investment Proposal and, during the Term, will promptly inform that Placement Agent of any unsolicited Investment Proposals received by the Company or its Representatives. Notwithstanding the foregoing, the Company and Maxim agree that the Company may on its own, prior to the Offering, raise up to $1.5 million for the purpose of funding operations of the Company (the "Internal Financing"). It is understood and agreed that Maxim shall not receive the fees detailed in Section 3 for any monies raised in connection with the Internal Financing.

2.       Information.

         (a) The Company recognizes that, in completing its engagement hereunder, the Placement Agent will be using and relying on both publicly available information and on data, material and other information (including non-public information) furnished to Placement Agent by the Company or its Representatives. The Company will cooperate with the Placement Agent and furnish, and cause to be furnished, to the Placement Agent, any and all information and data concerning the Company, its business, financial condition and plans for the Offering that the Placement Agent deems appropriate (
including, without limitation, the Company's strategic, business, growth, acquisition and/or merger plans and plans for raising capital or additional financing) that is reasonably requested by the Placement Agent (the "Information"), including a Private Placement Memorandum to be used in connection with the Offering, if deemed appropriate by the Placement Agent (collectively, the "Private Placement Materials"). Any Information and Private Placement Materials forwarded to prospective Investors will be in form acceptable to Placement Agent and its counsel. The Company represents and warrants that all Information and Private Placement Materials, including, but not limited to, the Company's financial statements, will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

         (b) It is further agreed that the Placement Agent will conduct a due diligence investigation of the Company and the Company will cooperate with such investigation as a condition of the Placement Agent's participation in the Offering. The Company recognizes and confirms that the Placement Agent: (i) will use and rely primarily on the Information, the Private Placement Materials and information available from generally recognized public sources in performing the services contemplated by this letter without having independently verified the same; (ii) is authorized as the Placement Agent to transmit to any prospective investors a copy or copies of the Private Placement Materials, forms of subscription documents and any other legal documentation supplied to the Placement Agent for transmission to any prospective investors by or on behalf of the Company or by any of the Company's officers, representatives or agents, in connection with the performance of the Placement Agent's services hereunder or any transaction contemplated hereby; (iii) does not assume responsibility for the accuracy or completeness of the Information or the Private Placement Materials and such other information, if any provided to the Investors; (iv) will not make an appraisal of any assets of the Company or the Company generally; and (v) retains the right to continue to perform due diligence of the Company, its business and its officers and directors during the course of the engagement.

         (c) Until the date that is one year from the date hereof, the Placement Agent will keep all information obtained from the Company confidential except:
(i) Information which is otherwise publicly available, or previously known to or obtained by, the Placement Agent independently of the Company and without breach of any of the Placement Agent's agreements with the Company; (ii) the Placement Agent may disclose such information to its officers, directors, employees, agents and representatives, and to its other advisors and financial sources on a need to know basis only and will ensure that all such persons will keep such information strictly confidential. No such obligation of confidentiality shall apply to information that: (i) is in the public domain as of the date hereof or hereafter enters the public domain without a breach by the Placement Agent, (ii) was known or became known by the Placement Agent prior to the Company's disclosure thereof to the Placement Agent, (iii) becomes known to the Placement Agent from a source other than the Company, and other than by the breach of an obligation of confidentiality owed to the Company, (iv) is disclosed by the Company to a third party without restrictions on its disclosure, (v) is independently developed by the Placement Agent or (vi) is required to be disclosed by the Placement Agent or its officers, directors, employees, agents, attorneys and to its other advisors and financial sources, pursuant to any order of a court of competent jurisdiction or other governmental body or as may otherwise be required by law.

         (d) The Company recognizes that in order for the Placement Agent to perform properly its obligations in a professional manner, the Company will keep the Placement Agent informed of and, to the extent practicable, permit the Placement Agent to participate in meetings and discussions between the Company and any third party relating to the matters covered by the terms of the Placement Agent' engagement. If at any time during the course of the Placement Agent's engagement, the Company becomes aware of any material change in any of the information previously furnished to the Placement Agent, it will promptly advise the Placement Agent of the change.

         (e) The Offering shall be conditioned upon, among other things, the following:

(i) Satisfactory completion by the Placement Agent of its due diligence investigation and analysis of: (a) the Company's arrangements with its officers, directors, employees, affiliates, customers and suppliers, (b) the audited historical financial statements of the Company, and (c) the Company's projected financial results for the fiscal years ending December 31, 2010 through 2014;

(ii) The Company retaining a firm nationally recognized in the U.S. of independent PCAOB registered public accountants acceptable to the Placement Agent, which will have responsibility for the preparation of the financial statements and the financial exhibits, if any, to be included in the Private Placement Materials, and will continue to engage accountants of comparable quality (as may be determined by the Company's Board of Directors or audit committee) for a period of at least three (3) years after the initial Closing (as defined below);

(iii) The Company retaining a transfer agent for the Company's common equity reasonably acceptable to the Placement Agent and continuing to retain a competent transfer agent for a period of three (3) years after the initial Closing;

(iv) Upon the execution of the engagement letter, the Company at its own expense will conduct background checks, by a background search firm acceptable to the Placement Agent, for the Company's senior management; and

3. Compensation. As compensation for services rendered and to be rendered hereunder by Placement Agent, the Company agrees to provide the Placement Agent with the following:

         (a) The Company agrees to pay the Placement Agent a cash fee payable upon each closing of the Offering (each, a "Closing") equal to eight percent (8.0%) of the gross proceeds received by the Company at each Closing (the "Placement Fee"). It is understood and agreed, however, that if any of the investors listed in Exhibit B ("Company Investors") participates in the Offering, than the fee payable upon Closing for the amount invested by the Company Investors shall be equal to 2/3rd of the Placement Fee , or 5.3% (2/3rd *8%). In the event that an investment is made by Company Investors in the form of senior non-convertible debt instrument, Maxim fee on any gross proceeds invested by Company Investors shall be equal to 2/3rd of 1%, or 0.6% (2/3rd *1%).

         (b) The Company shall, at the Closing, grant to the Placement Agent (or its designated affiliates) securities purchase warrants (the "Warrants") covering a number of the securities ("Securities") equal to eight percent (8.0%) of the total number of Securities being sold and/or issued in the Offering. The Warrants will be non-exercisable for six (6) months after the date of the Closing and will be exercisable and expire five (5) years after the Closing. The Warrants will be exercisable at a price per share equal to 110% of the price of the Securities paid by the Investors in connection with the Offering. The Warrants shall not be redeemable. To the extent that the Investors are granted registration rights with respect their Securities (or components thereof), the Company will grant identical rights to the Placement Agent with respect to the Securities underlying the Warrants. The Placement Agent will be entitled to customary demand and "piggyback" rights pursuant to FINRA Rule 5110. If so registered, the Warrants (and the underlying securities) may not be transferred, assigned or hypothecated for a period of six (6) months following the Effective Date pursuant to FINRA Rule 5110(g)(1), except that they be assigned, in whole or in part, to any successor, officer or member of the Placement Agent (or to officers or partners of any such successor of member) pursuant to FINRA Rule 5110(g)(2). The Warrants may be exercised in whole or in part, shall provide for "cashless" exercise, and shall provide for customary anti-dilution and price protection.

         (c) The Company shall pay the Placement Agent a non-refundable cash retainer of $25,000 (the "Retainer") payable upon the execution of this agreement. The Retainer shall be paid in US dollars by the Company via check or wire transfer of immediate available funds to an account designated by the Placement Agent.

         (d) In addition to any fees payable to the Placement Agent hereunder, subject to the provisions of Section 3(b), the Company shall promptly upon request from time to time and at each Closing reimburse the Placement Agent for all expenses (including, without limitation, fees and disbursements of the Placement Agent's counsel and all travel and other out-of-pocket expenses) incurred by the Placement Agent in connection with its engagement hereunder.

         (e) The Company shall assist and cooperate with legal counsel to the Placement Agent in effecting a filing with respect to the public offering contemplated by the Registration Statement to be filed in connection with the Offering (an "Issuer Filing") with the Financial Industry Regulatory Authority ("FINRA") Corporate Financing Department pursuant to FINRA Rule 5110, and the Company shall pay the filing fee required by such Issuer Filing and the fees and expenses of counsel to the Placement Agent in connection with the Issuer Filing and clearing such filing with FINRA. The Company shall assist legal counsel to the Placement Agent in pursuing the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the Offering contemplated by the Registration Statement.

4.       Term of Engagement.

         (a) This Agreement will remain in effect until March 31st, 2011, after which either party shall have the right to terminate it on thirty (30) days prior written notice to the other. The date of termination of this Agreement is referred to herein from time to time as the "Termination Date." The period of time during which this Agreement remains in effect is referred to herein from time to time as the "Term". In the event, however in the course of the Placement Agent's performance of due diligence it deems it necessary to terminate the engagement, the Placement Agent may do so prior to the termination date and upon immediate written notice. If, within twelve months after the Termination Date, the Company completes any private financing of equity, equity-linked or debt or other capital raising activity of the Company (other than the exercise by any person or entity of any options, warrants or other convertible securities other than the warrants issued pursuant to this Agreement) with any of the Investors who were first introduced to the Company in connection with the financing contemplated hereby by the Placement Agent, the Company will pay to the Placement Agent upon the closing of such financing the compensation set forth in Sections 3(a) and 3(c).

         (b) Notwithstanding anything herein to the contrary, subject to the twelve months limitation described in Section 4(a) above, the obligation to pay the compensation and expenses described in Section 3, this Section 4, Sections 6 and 8-18 and all of Exhibit A attached, hereto (the terms of which are incorporated by reference hereto), will survive any termination or expiration of this Agreement. The termination of this Agreement shall not affect the Company's obligation to pay fees to the extent provided for in Section 3 herein and shall not affect the Company's obligation to reimburse the expenses accruing prior to such termination to the extent provided for herein. All such fees and reimbursements due shall be paid to the Placement Agent on or before the Termination Date (in the event such fees and reimbursements are earned or owed as of the Termination Date) or upon the closing of the Offering or any applicable portion thereof (in the event such fees are due pursuant to the terms of Section 3 hereof).

5. Certain Placement Procedures. The Company and the Placement Agent each represents to the other that it has not taken, and the Company and the Placement Agent each agrees with the other that it will not take any action, directly or indirectly, so as to cause the Offering to fail to be entitled to rely upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Act"). In effecting the Offering, the Company and the Placement Agent each agrees to comply in all material respects with applicable provisions of the Act and any regulations thereunder and any applicable laws, rules, regulations and requirements (including, without limitation, all U.S. state law and all national, provincial, city or other legal requirements of [INSERT FOREIGN JURSIDICTION IF APPLICABLE] The Company agrees that any representations and warranties made by it to any Investor in the Offering shall be deemed also to be made to the Placement Agent for its benefit. The Company agrees that it shall cause any opinion of its counsel delivered to any Investors in the Offering also to be addressed and delivered to the Placement Agent, or to cause such counsel to deliver to the Placement Agent a letter authorizing it to rely upon such opinion.

6.  Indemnification.   The  Company  agrees  to  indemnify  Placement  Agent  in
accordance with the indemnification and other provisions attached to the Agreement as Exhibit A (the "Indemnification Provisions"), which provisions are incorporated herein by reference and shall survive the termination or expiration of the Agreement.

7. Other Activities. The Company acknowledges that the Placement Agent has been, and may in the future be, engaged to provide services as an underwriter, placement agent, finder, advisor and investment banker to other companies in the industry in which the Company is involved. Subject to the confidentiality provisions of the Placement Agent contained in Section 2 hereof, the Company acknowledges and agrees that nothing contained in this Agreement shall limit or restrict the right of the Placement Agent or of any member, manager, officer, employee, agent or representative of the Placement Agent, to be a member, manager, partner, officer, director, employee, agent or representative of, investor in, or to engage in, any other business, whether or not of a similar nature to the Company's business, nor to limit or restrict the right of the Placement Agent to render services of any kind to any other corporation, firm, individual or association; provided that the Placement Agent and any of its member, manager, officer, employee, agent or representative shall not use the Information to the detriment of the Company. the Placement Agent may, but shall not be required to, present opportunities to the Company.

8. Right of First Refusal. Upon the successful completion of any Closing of the Offering, for a period of eighteen (18) months from the final Closing, the Company grants the Placement Agent the right of first refusal to act as lead managing underwriter and book runner for any and all future public and private equity and public debt offerings during such eighteen (18 months) period of the Company, or any successor to or any subsidiary of the Company (a "Subsequent
Offering"). Placement Agent shall notify the Company within 30 days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. If Placement Agent should decline such retention, the Company shall have no further obligation to Maxim, except as specifically provided for herein.

9. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal law of the State of New York. The Company and the Placement Agent each (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding, and the right to assert that such forum is an inconvenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Company and the Placement Agent further agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process in any such suit, action or proceeding. The parties hereby expressly waive all rights to trial by jury in any suit, action or proceeding arising under this Agreement.

10. Securities and Other Law Compliance. The Company, at its own expense, will use its best efforts to obtain any registration, qualification or approval required to sell any Securities under the laws (including U.S. state "blue sky" laws) of any applicable jurisdictions (including those of the [INSERT FOREIGN JURISDICTION] or any instrumentality thereof).

11. Representations and Warranties. The Company and the Placement Agent each respectively represent and warrant that: (a) it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (b) this Agreement has been duly authorized and executed and constitutes a legal, valid and binding agreement of such party enforceable in accordance with its terms; and (c) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not conflict with or result in a breach of (i) such party's certificate of incorporation or by-laws or (ii) any agreement to which such party is a party or by which any of its property or assets is bound.

12. Parties; Assignment; Independent Contractor; No Tax Advice. This Agreement has been and is made solely for the benefit of the Placement Agent and the Company and each of the persons, agents, employees, officers, directors and controlling persons referred to in Exhibit A and their respective heirs, executors, personal representatives, successors and assigns, and nothing contained in this Agreement will confer any rights upon, nor will this Agreement be construed to create any rights in, any person who is not party to such Agreement, other than as set forth in this section. The rights and obligations of either party under this Agreement may not be assigned without the prior written consent of the other party hereto and any other purported assignment will be null and void. The Placement Agent has been retained under this Agreement as an independent contractor, and it is understood and agreed that this Agreement does not create a fiduciary relationship between the Placement Agent and the Company or their respective Boards of Directors. The Placement Agent shall not be considered to be the agent of the Company for any purpose whatsoever and the Placement Agent is not granted any right or authority to assume or create any obligation or liability, express or implied, on the Company's behalf, or to bind the Company in any manner whatsoever. The Company acknowledges that the Placement Agent does not provide accounting, tax or legal advice. The Company is authorized, however, subject to applicable law, to disclose any and all aspects of the Offering that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits.

13. Validity. In case any term of this Agreement will be held invalid, illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement will not in any way be affected thereby.

14. Counterparts. This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and such counterparts will together constitute one and the same instrument.

15. Notices. All notices will be in writing and will be effective when delivered in person or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company:   GulfStar Energy Corp.
                           3410 Embassy Dr
                           West Palm Beach,
                           Florida. 33401
                           Attention: Robert McCann
                           Fax No.:

To the Placement Agent      Maxim Group LLC
                            405 Lexington Avenue
                            New York, NY 10174
                            Attention: Clifford A. Teller and James Siegel, Esq.
                            Telephone:  (212) 895-3500
                            Facsimile:  (212) 895-3783 and (212) 895-3860

16. Press Announcements. The Company agrees that the Placement Agent shall, from and after any Closing, have the right to reference the Offering and the Placement Agent's role in connection therewith in the Placement Agent's marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.



                            (Signature Page Follows)

         We are delighted at the prospect of working with you and look forward to proceeding with the Offering. If you are in agreement with the foregoing, please execute and return two copies of this engagement letter to the undersigned together with payment for in the amount of $50,000 for the Advance. This Agreement may be executed in counterparts, electronic mail and by facsimile transmission.

                                                     Very truly yours,

                                                     Maxim Group LLC


                                                     ---------------------------
                                                     Name:    Karl Brenza
                                                     Title:   Managing Director,
                                                              Investment Banking


                                                     ---------------------------
                                                     Name:    Clifford A. Teller
                                                     Title:   Executive Managing
                                                              Director of
                                                              Investment Banking



Agreed to and accepted this ____ day of ___________, 2010


/s/Robert McCann
-----------------------------
Name: Robert McCann
Title: Chairman & CEO







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                                    Exhibit A

                           INDEMNIFICATION PROVISIONS

         Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

         In addition to and without limiting any other right or remedy available to the Placement Agent and the Indemnified Parties (as hereinafter defined), the Company agrees to indemnify and hold harmless Placement Agent and each of the other Indemnified Parties from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, "Losses"), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Placement Agent's acting for the Company, including, without limitation, any act or omission by Placement Agent in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement between the Company and Placement Agent to which these indemnification provisions are attached and form a part, any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto, including any agency agreement), or the enforcement by Placement Agent of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder.

         The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Placement Agent by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party's gross negligence or willful misconduct.

         These Indemnification Provisions shall extend to the following persons (collectively, the "Indemnified Parties"): Placement Agent, its present and former affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability, which the Company may otherwise have to any Indemnified Party.


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         If any action,  suit,  proceeding or investigation is commenced,  as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder. An Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the fees, expenses and disbursements of such counsel shall be borne by the Company. Any such counsel
shall,  to  the  extent  consistent  with  its  professional   responsibilities,
cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against any Indemnified Party made with the Company's written consent. The Company shall not, without the prior written consent of Placement Agent, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

         In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company and it stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of fees actually received by Placement Agent in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Placement Agent pursuant to the Agreement.

         Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.


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                                    Exhibit B

The following companies and their affiliates have been contacted by Gulfstar:


                                      o   JDLK Group, LLC

                                      o   Dribble Dunk, LLC

                                      o   ICO Fund

                                      o   Aberleen Capital

                                      o   Kodiak Capital

                                      o   ICAP Mgt

                                      o   Peninsula Funds

                                      o   Crestview Capital

                                      o   Gas Rock

                                      o   Meridian Capital

                                      o   Kerr Asset Management

                                      o   Remington Capital